Exhibit 99
Form 3 — Joint Filer Information

Name:	Frost Gamma Investments Trust

Address:	4400 Biscayne Boulevard
15th Floor
Miami, Florida 33137

Designated Filer:	Phillip Frost, M.D.

Issuer & Ticker Symbol:	Castle Brands Inc. (ROX)

Date of Event Requiring Statement:	October 11, 2008

Signature:	/s/ Phillip Frost, M.D., Trustee
Phillip Frost, M.D., Trustee

Name:	Frost Nevada Investments Trust

Address:	4400 Biscayne Boulevard
15th Floor
Miami, Florida 33137

Designated Filer:	Phillip Frost, M.D.

Issuer & Ticker Symbol:	Castle Brands Inc. (ROX)

Date of Event Requiring Statement:	October 11, 2008

Signature:	/s/ Phillip Frost, M.D., Trustee
Phillip Frost, M.D., Trustee